4:
FORM NSAR Q77O Transactions effected pursuant to Rule 10F3 Fidelity Income Fund

Series Number	6
Fund	Fidelity Total Bond Fund
Trade Date	May 13, 2008
Settle Date	May 19, 2008
Security Name	FNMA 8.25% PFD T PERP
CUSIP	313586737
Size of Offering	89,000,000
Aggregate Offering Value	$2,225,000,000
Price	$25
Shares Purchased	147,200
Transaction Value	$3,680,000
% of Offering	0.17%
Underwriter Purchased From:	Merrill Lynch, Pierce, Fenner & Smith Incorporated
Underwriting Members: (1)	Merrill Lynch, Pierce, Fenner & Smith Incorporated
Underwriting Members: (2)	Citigroup Global Markets Inc.
Underwriting Members: (3)	Morgan Stanley & Co. Incorporated
Underwriting Members: (4)	UBS Securities LLC
Underwriting Members: (5)	Wachovia Capital Markets, LLC
Underwriting Members: (6)	Banc of America Securities LLC
Underwriting Members: (7)	Barclays Capital Inc.
Underwriting Members: (8)	Deutsche Bank Securities Inc.
Underwriting Members: (9)	FTN Financial Securities Corp.
Underwriting Members: (10)	Goldman, Sachs & Co.
Underwriting Members: (11)	Wells Fargo Securities LLC
Underwriting Members: (12)	Amherst Securities Group, L.P.
Underwriting Members: (13)	BNP Paribas Securities Corp.
Underwriting Members: (14)	Cantor Fitzgerald & Co.
Underwriting Members: (15)	Credit Suisse Securities (USA) LLC
Underwriting Members: (16)	Fidelity Capital Markets
Underwriting Members: (17)	Greenwich Capital Markets, Inc.
Underwriting Members: (18)	H&R Block Financial Advisors, Inc.
Underwriting Members: (19)	HSBC Securities (USA) Inc.
Underwriting Members: (20)	J.J.B. Hilliard, W.L. Lyons, Inc.
Underwriting Members: (21)	Keefe, Bruyette & Woods, Inc.
Underwriting Members: (22)	Morgan Keegan & Company, Inc.
Underwriting Members: (23)	Oppenheimer & Co. Inc.
Underwriting Members: (24)	Piper Jaffray & Co.
Underwriting Members: (25)	RBC Capital Markets Corporation
Underwriting Members: (26)	Raymond James & Associates, Inc.
Underwriting Members: (27)	Sandler, O'Neill & Partners, L.P.
Underwriting Members: (28)	Charles Schwab & Co., Inc.
Underwriting Members: (29)	Sterne, Agee & Leach, Inc.
Underwriting Members: (30)	SunTrust Robinson Humphrey, Inc.
Underwriting Members: (31)	Vining-Sparks IBG, Limited Partnership
Underwriting Members: (32)	TD Ameritrade, Inc.
Underwriting Members: (33)	BB&T Capital Markets, a division of Scott & Stringfellow, Inc.
Underwriting Members: (34)	William Blair & Company, L.L.C.
Underwriting Members: (35)	Blaylock Robert Van, LLC
Underwriting Members: (36)	Cabrera Capital Markets, LLC
Underwriting Members: (37)	Doley Securities, LLC
Underwriting Members: (38)	E*TRADE Securities LLC
Underwriting Members: (39)	Guzman & Company
Underwriting Members: (40)	Janney Montgomery Scott LLC
Underwriting Members: (41)	Loop Capital Markets, LLC
Underwriting Members: (42)	MFR Securities, Inc.
Underwriting Members: (43)	Mischler Financial Group, Inc.
Underwriting Members: (44)	Samuel A. Ramirez & Co, Inc.
Underwriting Members: (45)	SBK-Brooks Investments Corp.
Underwriting Members: (46)	Stone & Youngberg LLC
Underwriting Members: (47)	Walton Johnson & Company
Underwriting Members: (48)	The Williams Capital Group, L.P.